Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S. C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of BioVie Inc. formerly known as Nanoantibiotics, Inc., (the “Company”) on Form 10-K for the year ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jonathan Adams, Chief Executive Officer, Chief Financial Officer, Principal Executive Officer and Principal Financial and Accounting Officer, Treasurer and Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Signature	Titles	Date
/s/ Jonathan Adams
Jonathan Adams	Chief Executive Officer, Chief Financial Officer, Principal Executive Officer and Principal Financial and Accounting Officer, Treasurer and Chairman of the Board	August 23, 2017